Farmer Mac to Announce Fourth Quarter
and Full Year 2016 Financial Results

WASHINGTON, March 1, 2017 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) announced today that it will release its financial results for the fiscal quarter and year ending December 31, 2016, on Thursday, March 9, 2017, prior to the opening of equity markets. A conference call to discuss the results will be held that day at 11:00 a.m. eastern time.

The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

Presentation materials to be referenced during the call will be posted on the webpage that can be accessed by clicking on the link noted above. When dialing in to the call, please ask for the conference chairman Tim Buzby. This call can be heard live and will also be available for replay on Farmer Mac’s website following the conclusion of the conference call.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of capital for the benefit of American agricultural and rural communities. As the nation’s premier secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac’s customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. In fact, we are often able to provide the lowest cost of borrowing to agricultural and rural borrowers. For more than a quarter-century, Farmer Mac has been delivering the capital and commitment rural America deserves. Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

1